Exhibit 10.1

REGULATION S
SUBSCRIPTION AGREEMENT

Heavy Earth Resources, Inc.
625 Second Street, #280
San Francisco, CA 94107

Gentlemen:

1. Subscription. On the terms and subject to the conditions of this Subscription Agreement (“Subscription Agreement”), the undersigned investor (“Investor”) hereby subscribes for (i) the number of shares of $.001 par value common stock (“Shares”) of Heavy Earth Resources, Inc., a Florida corporation (“Company”), specified on the signature page of this Subscription Agreement (“Subscribed Shares”) for a subscription price of Sixty Cents ($0.60) per Share and (ii) Common Stock Purchase Warrants which provide the Investor the right to purchase the number of Shares equal to twenty five percent (25%) of the number of Subscribed Shares at an exercise price of One Dollar and Twenty Five Cents ($1.25) (the “Warrants”).  The form of Warrants is attached hereto as Exhibit A. The Subscribed Shares and the Warrants shall be referred to as the “Securities” in this Subscription Agreement.  In connection with the purchase of the Securities, the Company and the Investor shall enter into a Registration Rights Agreement, which shall provide that the Company shall register the Subscribed Shares and Shares underlying the Warrants within one hundred fifty (150) days of the date of this Subscription Agreement.  The Registration Rights Agreement is attached hereto as Exhibit B.

The Company is offering up to 3,333,333 Shares at an aggregate purchase price of approximately $2,000,000, or $0.60 per Share (the “Offering”). The Offering will only be made to non-U.S. persons pursuant to this Subscription Agreement and to U.S. persons whom the Company believes are “accredited investors”, as that term is defined in Rule 501 of Regulation D, and who have the qualifications necessary to permit the Securities to be offered and sold in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”) for transactions not involving any public offering.  All non-U.S. persons must subscribe pursuant to this Subscription Agreement. All U.S. persons must subscribe pursuant to the Rule 506 Subscription Agreement.

The Investor shall deliver to the Company:  (1) an executed copy of this Subscription Agreement; (2) an executed copy of the Registration Rights Agreement; and (3) a wire transfer in immediately available U.S. funds for the full amount of the purchase price of the Subscribed Shares for which the Investor is subscribing plus all wire transfer fees.

2.           Representations and Warranties.  In order to induce the Company to accept this subscription, the Investor hereby represents and warrants to, and covenants with, the Company as follows:

(a)           The Investor has received and carefully reviewed such information and documentation relating to the Company that the Investor has requested, including without limitation, (i) the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), and (ii) the PowerPoint presentation which is attached hereto as Exhibit C and describes certain oil and gas assets of the Company located in Colombia, the Company’s business strategy and related risk factors related to the Company and its operations.  Investor acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities, including, but not limited to, the Company’s proposed business, operations, properties, and financial condition. The Investor understands that where information furnished to the Investor contains numerical illustrations or discussions of anticipated results, projections, or statements containing, without limitation, the words “believes,” “anticipates,” “intends,” “expects,” “projects,” “estimates,” or words of similar import or effect, these are “projections.”  Projections involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from the results, performance, or achievements expressed or implied by such projections.  Such factors include, among others, the following: (i) senior management’s general inexperience in oil and gas operations, (ii) members of senior management not being based in Colombia, (iii)_ volatility in market prices, (iv) unexpected delays in seismic, drilling and production programs resulting from geological, technical, drilling, seismic and other unforeseen problems, (v) unexpected results of exploration and development drilling and related activities, (vi) continued availability of capital and financing, (vii) increases in operating costs, (viii) uncertainties in estimating oil and gas reserves, (ix) competitive factors in the market(s) in which the Company operates, (x) availability of skilled personnel, (xi) unpredictable weather conditions, (xii) the impact of political and economic instability in Colombia, (xiii) ability to obtain required approvals of regulatory authorities in Colombia, (xiv) liabilities and risks including environmental liabilities and risks inherent in oil and gas operations, (xv) general global economic, market or business conditions, and other factors listed from time to time in the Company’s filings with the SEC. Given these uncertainties, the Investor acknowledges and understands that the Investor must not place undue reliance on such projections, but must make its own determination as to the likelihood of success of the Company.

(b)           The Investor has had a reasonable opportunity to ask questions of and receive answers from the Company and its management concerning the Company and terms and conditions of his or her proposed investment in the Company, and all such questions, if any, have been answered to the full satisfaction of the Investor;

(c)           The Investor is an investor in securities of companies in the early stage and acknowledges that it can bear the economic risk of its investment, is able to afford a complete loss of such investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities;

(d)           The Investor understands that the Company has determined that the exemption from the registration provisions of the Securities Act provided by Rule 506 of Regulation D with respect to U.S. purchasers is applicable to the offer and sale of the Securities, based, in part, upon the representations, warranties and agreements made by the Investor herein;

(e)           Except as set forth herein, no representations or warranties have been made to the Investor by the Company or any agent, employee or affiliate of the Company and in entering into this transaction the Investor is not relying upon any information, other than the results of independent investigation by the Investor;

(f)           The Investor acknowledges that it has been called to his or her attention by those persons with whom the Investor has dealt in connection with his or her proposed investment in the Company, that the Company has a limited operating history with no revenues and the Company may never have any significant revenues or earnings, and that the Investor’s proposed investment in the Company involves significant risks which may result in the loss of that investment, or a portion thereof;

(g)           The Investor has full power and authority to execute and deliver this Subscription Agreement and to perform the obligations of the Investor hereunder and this Subscription Agreement is a legally binding obligation of the Investor in accordance with its terms; and

(h)           Regulation S.

(i)           The Investor understands and acknowledges that (A) the Securities acquired pursuant to this Subscription Agreement have not been registered under the Securities Act and are being sold in reliance upon an exemption from registration afforded by Regulation S; and that such Securities have not been registered with any state securities commission or authority; (B) the Securities are and will be “restricted securities”, as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Securities Act; (C) pursuant to the requirements of Regulation S, the Securities may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S and/or pursuant to registration under the Securities Act, or pursuant to an available exemption thereunder; and (D) other than as set forth in this Subscription Agreement and the Registration Rights Agreement between the Company and the Investor, the Company is under no obligation to register the Securities under the Securities Act or any state securities law, or to take any action to make any exemption from any such registration provisions available.

(ii)           (A) The Investor is not a U.S. person and is not acquiring the Securities for the account of any U.S. person; (B) if a corporation, it is not organized or incorporated under the laws of the United States; (C) if a corporation, no director or executive officer is a national or citizen of the United States; and (D) it is not otherwise deemed to be a “U.S. Person” within the meaning of Regulation S.

(iii)           The Investor, if not an individual, was not formed specifically for the purpose of acquiring the Securities purchased pursuant to this Subscription Agreement.

(iv)           The Investor is purchasing the Securities for its own account and risk and not for the account or benefit of a U.S. Person as defined in Regulation S and no other person has any interest in or participation in the Securities or any right, option, security interest, pledge or other interest in or to the Securities. The Investor understands, acknowledges and agrees that it must bear the economic risk of its investment in the Securities for an indefinite period of time and that prior to any such offer or sale, the Company may require, as a condition to effecting a transfer of the Securities, an opinion of counsel, acceptable to the Company, as to the registration or exemption therefrom under the Securities Act and any state securities acts, if applicable.

(v)           The Investor will, after the expiration of the restricted period, as set forth under Rule 903 of Regulation S, offer, sell, pledge or otherwise transfer the Securities only in accordance with Regulation S, or pursuant to an available exemption under the Securities Act and, in any case, in accordance with applicable state securities laws.  The transactions contemplated by this Subscription Agreement have neither been pre-arranged with a purchaser who is in the United States or who is a U.S. Person, nor are they part of a plan or scheme to evade the registration provisions of the United States federal securities laws.

(vi)           The offer leading to the sale evidenced hereby was made in an “offshore transaction.”  For purposes of Regulation S, the Investor understands that an “offshore transaction” as defined under Regulation S is any offer or sale not made to a person in the United States and either (A) at the time the buy order is originated, the purchaser is outside the United States, or the seller or any person acting on his behalf reasonably believes that the purchaser is outside the United States; or (B) for purposes of (1) Rule 903 of Regulation S, the transaction is executed in, or on or through a physical trading floor of an established foreign exchange that is located outside the United States or (2) Rule 904 of Regulation S, the transaction is executed in, on or through the facilities of a designated offshore securities market, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States.

(vii)           Neither the Investor nor any affiliate of the Investor or any person acting on its behalf, has made or is aware of any “directed selling efforts” in the United States, which is defined in Regulation S to be any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Securities being purchased hereby.

(viii)           The Investor understands that the Company is the seller of the Securities which are the subject of this Subscription Agreement, and that, for purpose of Regulation S, a “distributor” is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of securities offered or sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question.  The Investor agrees that it will not, during the restricted period set forth under Rule 903 of Regulation S, act as a distributor, either directly or through any affiliate, nor shall it sell, transfer, hypothecate or otherwise convey the Securities other than to a non-U.S. Person.

(ix)           The Investor acknowledges that the Securities will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD IN AN “OFFSHORE TRANSACTION” IN RELIANCE UPON REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE TRANSFERRED OTHER THAN IN ACCORDANCE WITH REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

3. The Investor acknowledges and agrees that the Company has no obligation to assist the Investor in obtaining any exemption from any registration requirements imposed by applicable law. The Investor also acknowledges and agrees that he or she shall be responsible for compliance with all conditions on transfer imposed by a securities administrator or similar person of any state, province or territory.

4. The Investor understands that the Company was previously an issuer described in paragraph (i)(1)(i) of Rule 144 under the Securities Act and is subject to the provisions of Rule 144(i).

5. The Investor understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company’s execution of this Subscription Agreement where indicated.  This Subscription Agreement shall be null and void if the Company does not accept it as aforesaid.  The Investor further understands that all the offering proceeds will be placed directly in the Company’s bank account.  In the event the Company does not accept the offering proceeds, the offering will not be completed and all offering proceeds will thereafter be promptly returned to investors without interest or deduction. Proceeds from the Offering will be used to pay for the costs of the Offering and for working capital.  The Investor further acknowledges and agrees that the Company and its management have absolute discretion to adjust the application and allocation of proceeds of the Offering in order to adjust and respond to various circumstances and opportunities.

6. The Investor understands that the Company may, in its sole discretion, reject this subscription, in whole or in part, and/or reduce this subscription in any amount and to any extent, whether or not pro rata reductions are made of any other investor’s subscription.

7. The Investor agrees to indemnify the Company and hold it harmless from and against any and all losses, damages, liabilities, costs and expenses which it may sustain or incur in connection with the breach by the Investor of any representation, warranty or covenant made by the Investor.

8. Neither this Subscription Agreement nor any of the rights of the Investor hereunder may be transferred or assigned by the Investor.

9. Except as otherwise provided herein, this Subscription Agreement (i) may only be modified by a written instrument executed by the Investor and the Company; (ii) sets forth the entire agreement of the Investor and the Company with respect to the subject matter hereof; (iii) shall be governed by the laws of the State of Florida applicable to contracts made and to be wholly performed therein; and (iv) shall inure to the benefit of, and be binding upon the Company and the Investor and their respective heirs, legal representatives, successors and permitted assigns.

10. Unless the context otherwise requires, all personal pronouns used in this Subscription Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders.

11. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows:  if to the Investor, to the address set forth on the signature page hereto; and if to the Company, to 625 Second Street, #280, San Francisco, CA 94107, Attention: President or to such other address as the Company or the Investor shall have designated to the other by like notice.

[Remainder of This Page Intentionally Left Blank]

SIGNATURE PAGE

IN WITNESS WHEREOF, the Investor has executed this Subscription Agreement this ____ day of ______ 2012.

Number of Subscribed Shares:   ________

Subscription Amount: US$                                                                                                           (number of Subscribed Shares multiplied by $0.60)

Organization Signature:	Individual Signature:

Name:
Signature

By:
Name:	Print Name
Title:

Additional Signature of Joint Owner

Print Name

(All Subscribers should please print information below exactly as you wish it to appear in the records of the Company)

Name:	Taxpayer/Corporate I.D. Number

Address:	Address for notices if different:

Number and Street	Number and Street

City Country Postal Code	City Country Postal Code

Please check the box to indicate form of ownership (if applicable):
tenants-in-common ÿ (Both Parties must sign above)	joint tenants with right of survivorship ÿ (Both Parties must sign above)	community property ÿ (Both Parties must sign above)

ACCEPTANCE OF SUBSCRIPTION

The foregoing subscription is hereby accepted by Heavy Earth Resources, Inc. this ___ day of _________ 2012.

Heavy Earth Resources, Inc.

By:
Name:	Grant Draper
Title:	Chief Executive Officer